
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund III Financial Statement for the nine months ended September 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                         814,752
<SECURITIES>                                         0
<RECEIVABLES>                                   32,278
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               516,788
<PP&E>                                      30,001,842<F1>
<DEPRECIATION>                              17,952,198<F2>
<TOTAL-ASSETS>                              13,413,462
<CURRENT-LIABILITIES>                          677,686
<BONDS>                                     19,578,227<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (6,832,451)<F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                13,413,462
<SALES>                                      4,942,372
<TOTAL-REVENUES>                             4,942,372
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,903,401<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,303,361
<INCOME-PRETAX>                              (264,390)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (264,390)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (264,390)
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes apartment complexes of $29,482,258 and deferred expenses of
$519,584.
<F2>Includes depreciation of $17,796,589 and amortization of deferred expenses of $155,609.
<F3>Represents mortgage note payable.
<F4>Represents total equity of general partners ($304,418) and limited partners
($6,528,033).
<F5>Includes operating expenses of $2,149,610, real estate taxes of $383,335 and depreciation/amortization of $1,370,456.
<F6>Net loss allocated ($2,644) to general partners and ($261,746) to limited partners for the nine months ended 9/30/96. Average net loss ($10.05) per unit for 25,000 units outstanding.

